                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934



                               October 4, 2000
                ------------------------------------------------
                Date of Report (Date of earliest event reported)


                          TERAGLOBAL COMMUNICATIONS CORP.
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             (Exact name of registrant as specified in its charter)



            DELAWARE                   0-25115                  33-0827963
 -------------------------------     ------------           -------------------
 (State or other jurisdiction of     (Commission              (IRS Employer
         incorporation)              File Number)           Identification No.)



                       9171 Towne Centre Drive, 6th Floor
                           San Diego, California 92122
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                    (Address of principal executive offices)



                                 (858) 404-5500
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS

         TeraGlobal Communications Corp. has reached a negotiated agreement to resolve certain litigation between the company and Anthony Yohe. The case was brought in United States District Court, Cental District of California, under the name ANTHONY YOHE V. VIDEO STREAM INTERNATIONAL, INC., ET AL., and was set to begin trial on November 7, 2000.

         Mr. Yohe was the principal of Grey Venture Capital, which conducted a private placement for the company's TechnoVision Communications, Inc. subsidiary from October 1997 through May 1998. Mr. Yohe's complaint, styled as a class action, alleged several causes of action arising out of TeraGlobal's exchange offer to TechnoVision shareholders that took place in June through August 1998. TeraGlobal filed a counter-complaint against Mr. Yohe and Grey Venture Capital for breach of contract and fraud in connection with the services he performed in the TechnoVision private placement. The settlement resulted in the dismissal of all actions between TeraGlobal, its affiliated entities and Mr. Yohe.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       TERAGLOBAL COMMUNICATIONS CORP.



Dated:  October 4, 2000                By: /s/ JAMES A. MERCER III
                                           ----------------------------
                                           James A. Mercer III
                                           Executive Vice President


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